Exhibit 99.1
Charles Heilbronn Will Not Seek Re-Election to
RedEnvelope, Inc.’s Board of Directors
SAN FRANCISCO, CA (July 20, 2006) — RedEnvelope, Inc. (NASDAQ: REDE) today announced that Charles Heilbronn has decided not to stand for re-election to the Company’s Board of Directors when his current term expires in August, due to his other professional commitments.
Mr. Heilbronn has served on RedEnvelope, Inc.’s Board since 2002.
“Charles’ unique brand building expertise made him a valuable asset to RedEnvelope’s Board, and we are grateful for his contributions to the Company over the last four years,” said Ken Constable, President and Chief Executive Officer.
About RedEnvelope, Inc.
RedEnvelope, Inc. is a branded online retailer of upscale gifts, dedicated to helping its predominantly female customers celebrate and nurture their most important relationships with unique gifts and unequalled gift-giving experiences. RedEnvelope offers an extensive and fresh collection of imaginative, original gifts through its webstore, www.RedEnvelope.com.
“RedEnvelope” is a registered trademark of RedEnvelope, Inc.

Media Contact:	Susan Hook
RedEnvelope, Inc.
shook@redenvelope.com
415-512-6193

Investor Contact:	Andrew Greenebaum/Christine Lumpkins
Integrated Corporate Relations, Inc.
agreenebaum@icrinc.com; clumpkins@icrinc.com
310-954-1100
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